Exhibit 4.26

[FORM OF FLOATING RATE MEDIUM-TERM NOTE]

[FACE OF NOTE]

PRUDENTIAL FINANCIAL, INC.

MEDIUM-TERM NOTE, SERIES C

DUE ONE YEAR OR MORE FROM DATE OF ISSUE

(Floating Rate)

[If this Note is to be a Global Security, insert — THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO PRUDENTIAL FINANCIAL, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

REGISTERED No. FLR-	CUSIP No.	PRINCIPAL AMOUNT:

SPECIFIED CURRENCY	AUTHORIZED DENOMINATIONS (only applicable if different from U.S.$1,000 and integral multiples of U.S.$1,000 or the Specified Currency is other than U.S. dollars)	EXCHANGE RATE AGENT

BASE RATE OR RATES:	ORIGINAL ISSUE DATE:	STATED MATURITY DATE:

IF LIBOR:	IF CMT RATE:
[ ] LIBOR Reuters	Designated CMT
[ ] LIBOR Telerate	Telerate Page:
[ ] Weekly Average
[ ] Monthly Average
Designated CMT
Maturity Index:

DESIGNATED LIBOR CURRENCY (IF OTHER THAN U.S. DOLLARS):	INTEREST PAYMENT DATES:	REDEMPTION DATE(S) OR PERIOD(S):

DESIGNATED LIBOR PAGE:	INITIAL INTEREST RATE:	INITIAL REDEMPTION DATE, IF ANY:

INDEX MATURITY:	INITIAL INTEREST RESET DATE:	INITIAL REDEMPTION PERCENTAGE:

SPREAD (PLUS OR MINUS):	INTEREST RESET PERIOD:	ANNUAL REDEMPTION PERCENTAGE REDUCTION, IF ANY:

SPREAD MULTIPLIER:	INTEREST RESET DATES:	REPAYMENT DATE(S) OR PERIOD(S):

MAXIMUM INTEREST RATE:	DAY COUNT CONVENTION:
[ ] 30/360 for the period
from to

MINIMUM INTEREST RATE:	[ ] Actual/360 for the period from to
[ ] Actual/Actual for the period from to

CALCULATION AGENT		ADDENDUM ATTACHED:
(if other than Prudential Financial Inc.):		[ ] Yes

[ ] No

OTHER PROVISIONS:

PRUDENTIAL FINANCIAL, INC., a New Jersey corporation (the “Company,” which term includes any successor entity), for value received, hereby promises to pay to [if the Note is to be a Global Security, insert – CEDE & Co., as nominee for The Depository Trust Company (“DTC”)] [                            ], or registered assigns, the principal sum of                              (any such currency, currency unit or composite currency being hereinafter referred to as a “Specified Currency”) on the Stated Maturity Date specified above (except, if applicable, to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon from the Original Issue Date shown above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates set forth above, commencing on the Interest Payment Date immediately after the Original Issue Date (provided, however, that if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date), at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions of this Note and any Addendum relating hereto depending upon the Base Rate or Base Rates, if any, and such other terms set forth above, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day, as such term is defined below), as the case may be, immediately preceding each Interest Payment Date, provided, however, that interest payable on the Stated Maturity Date (or upon any earlier date of redemption or repayment) (each such date is referred to herein as the “Maturity Date” with respect to the principal payable on such date) will be payable to the Person to whom principal shall be payable on such Maturity Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner.

Payment of principal of (and premium, if any) and interest on this Note will be made in the Specified Currency shown above, except as hereinafter provided. The Holder of a Note denominated in a Specified Currency other than U.S. dollars may elect to receive all such payments in U.S. dollars by delivery of a written request to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as the Paying Agent, at 4 New York Plaza (15th Floor), New York, New York 10004, Attn.: Institutional Trust Services, in the case of any interest payment due on an Interest Payment Date, on or prior to the applicable Record Date, or, in the case of any other interest payment, on or prior to the Special Record Date, if one has been established, or in the case of any other payment, at least fifteen calendar days prior to such payment due date. Such written request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Such election shall remain in effect unless such request is revoked on or prior to the applicable Record Date or the date fifteen days prior to such payment due date.

[If the Note is to be a Global Security, insert — Notwithstanding the foregoing, any nominee of DTC, as Holder, will be deemed to have elected to receive all payments on a Note denominated other than in U.S. dollars, in U.S. dollars, except to the extent that such Holder requests, in accordance with the then current policies of DTC, that such payments be made in the Specified Currency, and to such extent payments on such Note will be made in the Specified Currency.]

If the Holder of a Note denominated in a Specified Currency other than U.S. dollars has elected to receive payments in U.S. dollars, payment in respect of such Note will be based upon the exchange rate as determined by the Exchange Rate Agent named on the face of this Note based on the highest firm bid quotation for U.S. dollars received by such Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York, one of which may be the Exchange Rate Agent, for purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date of the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If three such bid quotations are not available on the second Business Day preceding the payment of principal (and premium, if any) or interest with respect to any Note, such payment will be made in the Specified Currency.

If this Note is denominated in U.S. dollars, payments of interest on this Note on any Interest Payment Date other than the Maturity Date will be made by check mailed to the Holder hereof entitled thereto. Notwithstanding the foregoing, a Holder of not less than U.S.$10,000,000 aggregate principal amount of Notes (whether having identical or different terms and provisions) may, by written notice to the Trustee at its office referred to in the following paragraph on or before the Regular Record Date immediately preceding the related Interest Payment Date (other than the Maturity Date), elect to have the interest payable on all Notes held by such Holder on such Interest Payment Date, and all such subsequent Interest Payment Dates until written notice to the contrary is given to the Trustee as aforesaid, made by wire transfer of immediately available funds to an account at a bank in The City of New York (or bank in such other city in the United States consented to by the Company and the Paying Agent) as such Holder shall have designated (not later than such Regular Record Date or the subsequent related Regular Record Dates), provided that such bank has appropriate facilities therefor.

If this Note is denominated in U.S. dollars, payment of the principal of and premium, if any, and interest on this Note which is due on the Maturity Date will be made in immediately available funds against presentation and surrender of this Note at the office of the Trustee in The City of New York, currently at 4 New York Plaza (15th Floor), New York, New York 10004, Attention: Institutional Trust Services, or at such other office or agency of the Trustee in The City of New York as the Trustee shall designate in writing sent by mail to the Holders of the Notes at their registered addresses; provided, however, that if such payment is to be made by wire transfer, the Trustee shall have received at least two Business Days prior to such Maturity Date, appropriate wire transfer instructions in writing from the Holder of this Note.

If this Note is denominated in a Specified Currency other than U.S. dollars, unless otherwise specified above, payments of interest on, and principal and premium, if any, of this Note to be made in a Specified Currency other than U.S. dollars will be made by wire transfer in immediately available funds to an account with a bank located in the country issuing the Specified Currency or in another jurisdiction acceptable to the Company and the Paying Agent as shall have been designated at least 5 business days prior to the Interest Payment Date or Maturity Date, as the case may be, by the registered Holder of this Note on the relevant Regular Record Date or Maturity Date, provided, however, that, in the case of payment of principal of (and premium, if any) and any interest due on the Maturity Date, this Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Paying Agent, and, unless revoked, or in the case of a Note registered to a nominee of DTC, not later than the time required by then current policies of DTC, any such designation made with respect to any Note by a registered Holder will remain in effect with respect to any further payments with respect to this Note payable to such Holder. If a payment with respect to this Note cannot be made by wire transfer because the required designation has not been received by the Paying Agent on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Paying Agent’s receipt of such a designation, such payment will be made within 5 business days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payment will be borne by the Holder hereof in respect of which payments are made. Any late payments made in these circumstances will be treated under the Indenture as if made on the due date, and no interest will accrue on late payments from the due date to the date paid.

[If the Note is to be a Global Security, insert — Payment of principal of (and premium, if any) and interest due on this Note will be made to DTC or its nominee, as the case may be, as the sole registered owner and the sole Holder of this Note for all purposes under the Indenture.]

If this Note is denominated in other than U.S. dollars and the Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the Company’s control or is no longer used by the government of the relevant country (unless otherwise replaced by the euro), then the Company will be entitled to satisfy its obligations to Holders by making payments in U.S. dollars on the basis of the most recently available Exchange Rate. The “Exchange Rate” means the noon buying rate in The City of New York for cable transfers for such Specified Currency. Any payment made under the circumstances and in a manner described above will not constitute an Event of Default under the Indenture.

If the Specified Currency shown above is converted into or replaced by another currency pursuant to law having general and direct applicability in the jurisdiction which issued that Specified Currency (which may include European Community law), any payments in respect of this Note otherwise required to be made in such Specified Currency shall be made in the currency into or by which such Specified Currency has been so converted or replaced, based on the conversion or equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Community law), and such Specified Currency shall not be deemed to be unavailable to the Company solely by reason of any such conversion or replacement.

If any currency is introduced in the jurisdiction issuing the Specified Currency on the basis of legally enforceable equivalency to such Specified Currency pursuant to law having general and direct applicability in such jurisdiction (which may include European Community law) in preparation for conversion of such Specified Currency into, or replacement of such Specified Currency by, such other currency, the Company shall be entitled, at its option, to make any payments in respect of this Note otherwise required to be made in such Specified Currency in such other currency based on the equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Community law). Making payments in accordance with this or the preceding paragraph shall not, by itself, constitute a default in the Company’s obligations to make such payments. No occurrence of a currency conversion, replacement or introduction of a type described in this paragraph or the preceding paragraph involving the Specified Currency shall, by itself, entitle the Company to avoid its obligations under this Note or entitle the Company or any Holder of this Note to rescission of the purchase and sale of this Note or to reformation of any of the terms hereof on the grounds of impossibility or impracticality of performance, frustration of purpose or otherwise.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee, by the manual signature of one of its authorized officers, this Note shall not be valid or obligatory for any purpose.

Reference herein to “this Note”, “hereof”, “herein” and comparable terms shall include the terms specified on the face and reverse hereof as well as an Addendum hereto (if an Addendum is specified above).

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.

PRUDENTIAL FINANCIAL, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A., as Trustee

By:
Authorized Officer

Dated:

[REVERSE OF NOTE]

PRUDENTIAL FINANCIAL, INC.

MEDIUM-TERM NOTE, SERIES C

DUE ONE YEAR OR MORE FROM DATE OF ISSUE

(Floating Rate)

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under a Senior Debt Securities Indenture, dated as of April 25, 2003 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities of this series have been designated as the Medium-Term Notes, Series C, Due One Year or More from Date of Issue (herein called the “Notes”) and may be issued from time to time in an aggregate principal amount of up to U.S.$2,500,000,000 or its equivalent in other currencies, currency units, or composite currencies, may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be issued at an original issue discount, and be denominated in different currencies; provided, however, that the foregoing limit may be increased or decreased by the Company, if in the future it determines that it may want to sell additional Securities of this series or other securities.

This Note will not be convertible or subject to any sinking fund and, except as set forth in the following two paragraphs, will not be subject to redemption at the option of the Company or subject to repayment at the option of the Holder hereof prior to the Stated Maturity Date.

If one or more Redemption Dates (or range of Redemption Dates) is specified on the face hereof, this Note will be subject to redemption, in whole or in part, on any such Redemption Date (or during any such range of Redemption Dates) on or after the Initial Redemption Date specified on the face hereof at the option of the Company upon not less than 30 days’ nor more than 60 days’ prior written notice, at the Redemption Price (as defined below), together with interest accrued to the date fixed for redemption. The “Redemption Price” shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Note to be redeemed and, if greater than 100%, shall decline at each anniversary of the Initial Redemption Date, if any, specified on the face hereof, by the Annual Redemption Percentage Reduction, if any, specified on the face hereof of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount. If fewer than all of the Notes subject to redemption are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and reasonable.

If one or more Repayment Dates (or range of Repayment Dates) is specified on the face hereof, this Note will be subject to repayment, in whole or in part, on any such Repayment Date (or during any such range of Repayment Dates) at the option of the Holder hereof upon not less than 30 days’ nor more than 60 days’ prior written notice, at a price equal to 100% of the principal amount to be repaid, together with interest accrued to the date fixed for repayment. Unless otherwise specified on the face hereof, notice of the Holder’s option to elect repayment hereof shall consist of the delivery to the Trustee of either (i) this Note with the form on the reverse hereof entitled “Option to Elect Repayment” duly completed (with signature guaranteed), or (ii) a telegram, facsimile transmission or a letter from a member of a national securities exchange, or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States, setting forth the name of the Holder hereof, the principal amount hereof, the principal amount to be repaid, the certificate number or a description of the tenor and terms hereof and a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note to be repaid, together with the duly completed form (with signature guaranteed) entitled “Option to Elect Repayment” on the reverse of this Note will be received by the Trustee, in each case, not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such telegram, facsimile transmission or letter shall only be effective if this Note and such form, duly completed, are received by the Trustee by such fifth Business Day. Such option may be exercised with respect to less than the entire principal amount of this Note, provided that the portion remaining Outstanding after such repayment shall be in an authorized denomination. Exercise of a repayment option by the Holder of this Note will be irrevocable unless otherwise specified on the face hereof.

In the event of redemption or repayment of this Note in part only, a new Note or Notes of this series and of a like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

If so specified on the face of this Note, the Maturity Date will be automatically extended for such periods and at such times as are set forth herein unless the Holder of the Note elects to terminate the automatic extension of the Note. The periods and times for which the maturity of the Note is to be automatically renewed, the date beyond which the maturity may not be so renewed, the procedures for the Holder of the Note to elect repayment of the Note in the event of such renewal and other details must be set forth on the face hereof.

Except as otherwise specified herein, this Note shall bear interest at the rate determined by reference to the applicable Base Rate or Rates specified on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified on the face hereof and applied in the manner described below. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note is payable shall reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period from the Original Issue Date to the Initial Interest Reset Date will be the Initial Interest Rate. Notwithstanding the foregoing, if this Note is designated above as having an Addendum hereto or if the “Other Provisions” specified on the face hereof apply, this Note shall bear interest in accordance with the terms specified in such Addendum or “Other Provisions”.

The interest rate applicable to each Interest Reset Period specified on the face hereof commencing on the Interest Reset Date with respect to such Interest Reset Period will be the rate determined as of the applicable Interest Determination Date (as defined below) on or prior to the Calculation Date (as defined below, if any). Unless otherwise specified on the face hereof, the “Interest Determination Date” with respect to an Interest Reset Date will be (a) the second Business Day immediately preceding such Interest Reset Date if the CD Rate, the Commercial Paper Rate, the CMT Rate, the Prime Rate and the Federal Funds Rate (each as defined below) is an applicable Base Rate, (b) the last working day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the “FHLB of San Francisco”) publishes the Index (as defined below) if the Eleventh District Cost of Funds Rate (as defined below) is an applicable Base Rate, (c) the second London Business Day (as defined below) immediately preceding such Interest Reset Date if LIBOR (as defined below) is an applicable Base Rate, unless the Designated LIBOR Currency is British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date and (d) the day of the week in which the Interest Reset Date falls on which Treasury Bills (as defined below) are normally auctioned (Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday), if the Treasury Rate (as defined below) is an applicable Base Rate; provided, however, that if as a result of a legal holiday an auction is held on the Friday of the week preceding an Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction. If the interest rate pertaining to this Note is determined with reference to two or more Base Rates, the “Interest Determination Date” will be the first Business Day which is at least two Business Days prior to such Interest Reset Date on which each Base Rate shall be determinable. Each Base Rate will be determined on such date, and the applicable interest rate will take effect on the related Interest Reset Date.

If any Interest Payment Date other than the Maturity Date for this Note falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day that is a Business Day, except that, in case LIBOR is an applicable Base Rate, if such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the Maturity Date to the date of payment on such next succeeding Business Day. The term “Business Day” means (i) any day that is (A) neither a Saturday or Sunday, nor a legal holiday nor a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close and, (B) with respect to any floating rate Note, for which LIBOR is an applicable Base Rate, a London Business Day; (ii) if this Note is denominated in a Specified Currency other than U.S. dollars or euros, a day that is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency; and (iii) if the Specified Currency is euro, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system is open for business. A London Business Day means a day on which commercial banks are open for business (including dealings in the Designated LIBOR Currency (as defined below)) in London.

Unless otherwise specified herein, interest payable on this Note on any Interest Payment Date or the Maturity Date shall be the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Original Issue Date specified on the face hereof, if no interest has been paid or duly provided for) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an “Interest Period”).

With respect to this Note, accrued interest for any Interest Period will be calculated by multiplying the principal amount of this Note by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in such Interest Period. The interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 (or, in the case of CMT Rate Notes, Treasury Rate Notes or a Note for which the CMT Rate or the Treasury Rate is an applicable Base Rate, by the actual number of days in the year).

All percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or 0.09876545) will be rounded upward to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

Unless otherwise specified on the face hereof, the Company shall be the Calculation Agent (the “Calculation Agent”) with respect to Notes (including this Note) bearing interest at floating rates. The Calculation Agent will calculate the interest rate applicable to this Note on or before the Calculation Date, if any. Upon the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to this Note.

The “Calculation Date”, where applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case maybe.

Determination of CD Rate.

If the Base Rate for this Note is the CD Rate, as specified on the face hereof, the CD Rate shall be determined as of the applicable Interest Determination Date (a “CD Rate Interest Determination Date”) as the rate on such day for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) (as defined below) under the heading “CDs (secondary market)” or, if not so published by 3:00 p.m., New York City time, on the relevant Calculation Date, then the CD Rate will be the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the specified Index Maturity as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).” If such rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on such Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with the Company) for negotiable United States dollar certificates of deposit of major United States money center banks of the highest credit standing, in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate with respect to such CD Interest Rate Determination Date will remain the CD Rate for the immediately preceding Interest Reset Period or if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

“H.15(519)” means the weekly statistical publication designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the worldwide-web site of the Board of Governors of the Federal Reserve

System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Determination of Commercial Paper Rate.

If the Base Rate for this Note is the Commercial Paper Rate, as specified on the face hereof, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a “Commercial Paper Rate Interest Determination Date”) as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the face hereof as published in H.15 (519) under the heading “Commercial Paper —Nonfinancial” or, if not so published by 3:00 p.m., New York City time, on the related Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Commercial Paper Rate Interest Determination Date for commercial paper of the specified Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper — Nonfinancial”. If such rate is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on such Calculation Date, then the Commercial Paper Rate for such Commercial Paper Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Company) for commercial paper having the Index Maturity specified on the face hereof placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Commercial Paper Rate with respect to such Commercial Paper Rate Interest Determination Date will remain the Commercial Paper Rate for the immediately preceding Interest Reset Period, or if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

“Money Market Yield” shall be the yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360 x 100 360-(D x M)

where “D” refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and where “M” refers to the actual number of days in the applicable Interest Reset Period.

Determination of CMT Rate.

If the Base Rate for this Note is the CMT Rate, as specified on the face hereof, the CMT Rate shall be determined as of the applicable Interest Determination Date (a “CMT Rate Interest Determination Date”) as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption “...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.”, under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the face hereof, for the week, or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer displayed on the relevant page, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (each, a “Reference Dealer”) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States (“Treasury Notes”) with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$100 million. If three or four (and not five) of such Reference Dealers are quoting as set forth above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as set forth above, the CMT Rate with respect to such CMT Rate Interest Determination Date will remain the CMT Rate for the immediately preceding Interest Reset Period, or if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, then the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified herein, the Designated CMT Maturity Index shall be 2 years.

“Designated CMT Telerate Page” means the display on MoneyLine Telerate (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on that service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified herein, the Designated CMT Telerate Page shall be page 7052.

Determination of LIBOR.

“LIBOR” means the rate determined by the Calculation Agent in accordance with the following provisions:

(i) If the Base Rate for this Note is LIBOR, as specified on the face hereof, LIBOR shall be determined as of the applicable Interest Determination Date (a “LIBOR Interest Determination Date”), as either: (a) if “LIBOR Reuters” is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date, or (b) if “LIBOR Telerate” is specified on the face hereof or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified on the face hereof, the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on such Interest Reset Date, that appears on the Designated

LIBOR Page as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of such LIBOR Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

(ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the applicable Principal Financial Center (as defined below), on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such Designated LIBOR Currency in such market at such time; provided, however, that if the banks selected by the Calculation Agent are not quoting as set forth above, LIBOR with respect to such LIBOR Interest Determination Date will remain LIBOR for the immediately preceding Interest Reset Period, or if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

“Designated LIBOR Currency” means the currency specified on the face hereof as to which LIBOR shall be calculated. If no such currency is specified above, the Designated LIBOR Currency shall be United States dollars.

“Designated LIBOR Page” means (a) if “LIBOR Reuters” is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or such other page as may replace such page on that service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if “LIBOR Telerate” is specified on the face hereof or if neither “LIBOR Reuters” nor “LIBOR Telerate” is specified on the face hereof, the display on the MoneyLine Telerate (or any successor service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

“Principal Financial Center” means the capital city of the country of the Designated LIBOR Currency or the capital city of the country issuing the Specified Currency, as applicable, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” means The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, and with respect to Euros, the Principal Financial Center means London.

Determination of Prime Rate.

If the Base Rate for this Note is the Prime Rate, as specified on the face hereof, the Prime Rate shall be determined as of the applicable Interest Determination Date (a “Prime Rate Interest Determination Date”) as the rate set forth on such date in H.15(519) under the caption “Bank Prime Loan” or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan.” In the event that such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen US PRIME 1 Page for such Prime Rate Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks in New York City selected by the Calculation Agent (after consultation with the Company); provided, however, that if the banks selected are not quoting as set forth above, the Prime Rate with respect to such Prime Rate Interest Determination Date will remain the Prime Rate for the immediately preceding Interest Reset Period, or if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

“Reuters Screen US PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or such other page as may replace the US PRIME 1 page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Determination of Treasury Rate.

If the Base Rate for this Note is the Treasury Rate, as specified on the face hereof, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a “Treasury Rate Interest Determination Date”) as the rate from the auction held on such Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof under the caption “INVESTMENT RATE” on the display on MoneyLineTelerate. (or any successor service) on page 56 (or any other page as may replace such page on such service) (“Telerate Page 56”) or page 57 (or any other page as may replace such page on such service) (“Telerate Page 57”) or, if not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of such Treasury Bills as announced by the United States Department of the Treasury. In the event that the auction rate of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement is not so announced by the United States Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.” If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Treasury Rate with respect to such Treasury Rate Interest Determination Date will remain the Treasury Rate for the immediately preceding Interest Reset Period, or if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N x 100 360-(D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Determination of Eleventh District Cost of Funds Rate.

If the Base Rate for this Note is the Eleventh District Cost of Funds Rate, as specified on the face hereof, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an “Eleventh District Cost of Funds Rate Interest Determination Date”) as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls as set forth under the caption “11th District” on the display on MoneyLine Telerate (or any successor service) on page 7058 (or any other page as may replace such page on such service) (“Telerate Page 7058”) as of 11:00 a.m., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Telerate Page 7058 on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate with respect to such Eleventh District Cost of Funds Rate Interest Determination Date will remain the Eleventh District Cost of Funds Rate for the immediately preceding Interest Reset Period, or if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

Determination of Federal Funds Rate.

If the Base Rate for this Note is the Federal Funds Rate, as specified on the face hereof, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a “Federal Funds Rate Interest Determination Date”) as the rate on that date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as such rate is displayed on MoneyLine Telerate (or any successor service) on page 120 (or any other page as may replace such page on such service) (“Telerate Page 120”), or, if such rate does not appear on Telerate Page 120 or, if not so published by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate will be the rate on such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal Funds (Effective).” If such rate does not appear on Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Company) prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or if there was no Interest Reset Period, the rate of interest payable will be the Initial Interest Rate.

Any provision contained herein, including the determination of a Base Rate, the specification of a Base Rate, calculation of the interest rate applicable to this Note, the Interest Payment Dates or any other matter relating hereto, may be modified as specified in an Addendum hereto if so specified on the face hereof.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. In addition to any Maximum Interest Rate applicable hereto pursuant to the above provisions, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Further Provisions of the Indenture

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the majority of the Holders in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, and interest on this Note at the times, place and rates, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth (including, in the case of a Global Note, certain additional limitations), the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on the Securities are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form, without coupons, in denominations of (i) if denominated in U.S. dollars, U.S.$1,000 and any integral multiple of U.S.$1,000 in excess thereof or (ii) if this Note is denominated in a Specified Currency other than U.S. dollars, in the denominations indicated on the face hereof, equivalent to U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof, using an exchange rate equal to the noon buying rate in The City of New York for cable transfers for such Specified Currency on the first Business Day immediately preceding the date on which the Company accepts the offer to buy such Note, unless otherwise specified above. The Securities of this series may be issued, in whole or in part, in the form of one or more Global Notes bearing the legend specified in the Indenture regarding certain restrictions on registration of transfer and exchange and issued to DTC or its nominee and registered in the name of DTC or such nominee. As provided in the Indenture and subject to certain limitations (including, in the case of any Global Note, certain additional limitations, which limitations may be subject to the procedures of DTC) therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All notices to the Company under this Note shall be in writing and addressed to the Company at Prudential Financial, Inc., Two Gateway Center, 5th Floor, Newark, New Jersey, 07102-5096, Attention: Debt Management Group, (973) 802-3863, telecopy: (973) 802-6096 or to such other address of the Company as the Company may notify the holder hereof.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or the portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with interest to the date fixed for repayment, to the undersigned, at

______________________________________________________________________________________________________________

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the holder of this Note, not more than 60 nor less than 30 days prior to the date fixed for repayment, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000 [or its equivalent in any Specified Currency other than U.S. dollars] provided that any remaining principal hereof shall be at least U.S.$1,000 [or its equivalent in any Specified Currency other than U.S. dollars]) which the holder elects to have repaid and specify the denomination or denominations (which shall be at least U.S.$1,000 or an integral multiple of U.S.$l,000 [or their equivalents in any Specified Currency other than U.S. dollars] in excess thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, this Note will be issued for the portion not being repaid).

[Currency Symbol] Date

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:
NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM – as tenants in common

UNIF GIFT MIN ACT—                      Custodian

                                                 (Cust)                           (Minor)

Under Uniform Gift to Minors Act

___________________________

                         (State)

TEN ENT – as tenant by the entireties

JF TEN – as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

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